Exhibit 99.1

Telomir Announces Peer-Reviewed Publication Showing Telomir-Zn Restores Visual Function and Retinal Structure in a Model of Age-Related Macular Degeneration (AMD)

Findings Strengthen Telomir-Zn’s Oncology-Focused Platform While Demonstrating Broader Relevance of Its Metal-Dependent Epigenetic Biology

MIAMI, September 17, 2026 (GLOBE NEWSWIRE) – Telomir Pharmaceuticals, Inc. (NASDAQ: TELO), a clinical-stage biotechnology company developing small-molecule therapeutics targeting epigenetic and metabolic drivers of cancer, today announced the peer-reviewed publication of new preclinical research showing that Telomir-Zn significantly improved visual function, restored retinal structure, and reduced mitochondrial oxidative stress in a model of age-related macular degeneration (AMD).

The findings extend the scientific understanding of Telomir-Zn beyond oncology, providing new evidence that modulation of intracellular metal homeostasis may influence disease-associated pathways across substantially different biological settings. In the AMD model, Telomir-Zn improved visual performance and retinal structure and was associated with restoration of altered DNA methylation patterns and a dose-dependent increase in relative telomeric DNA content toward the profile observed in healthy animals.

Complementary mechanistic studies showed that Telomir-Zn reduced intracellular labile iron and potently inhibited iron-dependent Jumonji C histone demethylases (KDMs), enzymes that help regulate which genes cells turn on or off. The findings provide a potential mechanistic link between Telomir-Zn’s effects on intracellular metals and its emerging role in epigenetic regulation. In retinal degeneration, this biology may be particularly relevant to cellular programs involved in inflammation, senescence, DNA repair, and survival as retinal cells respond to oxidative and mitochondrial stress.

Telomir’s clinical development remains focused on oncology, with Telomir-Zn advancing under an FDA-cleared Investigational New Drug application for a Phase 1/2 clinical trial in patients with advanced or metastatic triple-negative breast cancer (TNBC). The new retinal findings add to a growing body of published research supporting a common upstream biology centered on intracellular metal homeostasis and epigenetic regulation, while demonstrating that the biological relevance of Telomir-Zn may extend beyond the Company’s current clinical development focus.

The manuscript, titled “Targeted Intracellular Metal Modulation Attenuates Oxidative Stress and Preserves Retinal Integrity and Function in a Zebrafish Model of Mitochondrial Dysfunction and Age-Related Retinal Degeneration,” was published in International Journal of Molecular Sciences. 2026, 27(18), 8265; DOI: 10.3390/ijms27188265.

Publication Highlights

Improved Visual Function and Reduced Retinal Degeneration

Untreated animals in the accelerated retinal degeneration model exhibited profound visual impairment, photoreceptor loss, retinal pigment epithelium disruption, and degeneration of multiple retinal layers.

After 14 days of oral treatment, Telomir-Zn significantly improved central visual response, moving-object tracking, and adaptation to changes in light intensity. Histological analysis demonstrated significant improvement in retinal degeneration, with restoration of thickness across multiple retinal layers, including the outer and inner nuclear layers, outer plexiform layer, and ganglion cell layer.

Reduced Mitochondrial Oxidative Stress and Protected Human Retinal Cells

The AMD model exhibited markedly elevated oxidative stress associated with mitochondrial dysfunction. Telomir-Zn significantly reduced brain reactive oxygen species, used in the study as a surrogate measure of mitochondrial oxidative stress, with the higher dose restoring values toward wild-type baseline.

In complementary experiments using human ARPE-19 retinal pigment epithelial cells, Telomir-Zn dose-dependently attenuated iron- and copper-induced calcium dysregulation and reduced copper-induced intracellular reactive oxygen species toward baseline.

Together, these findings demonstrate activity across two biologically relevant settings: reduction of mitochondrial oxidative stress in vivo and protection against metal-induced oxidative and calcium stress in human retinal cells. This is particularly relevant because oxidative stress, mitochondrial dysfunction, and metal dysregulation are central features of the retinal degeneration biology examined in the study.

Epigenetic and Telomere-Associated Changes

Telomeres are protective DNA sequences at the ends of chromosomes that are closely associated with cellular aging and genomic stability. In the accelerated retinal degeneration model, relative telomeric DNA content was significantly reduced compared with healthy wild-type animals, consistent with the model’s accelerated degenerative state.

Following Telomir-Zn treatment, relative telomeric DNA content increased dose-dependently toward the healthier profile observed in wild-type animals. Treatment was also associated with restoration of altered DNA methylation patterns at selected aging-associated CpG loci.

Together, these findings suggest that Telomir-Zn’s biological activity may extend beyond reducing oxidative stress to broader genomic and epigenetic processes associated with cellular aging and degeneration.

A Common Metal-Dependent Epigenetic Biology

Separate cellular studies described in the manuscript demonstrated that Telomir-Zn increased intracellular zinc while reducing labile Fe²⁺. Biochemical assays also demonstrated potent inhibition of multiple Fe²⁺-dependent Jumonji C histone demethylases across the KDM2, KDM5, and KDM6 families, with the strongest activity observed against KDM5B at an IC50 of 63 nM.

Most KDMs are iron-dependent enzymes that help regulate which genes cells turn on or off through changes in histone methylation. These enzymes influence cellular programs involved in inflammation, senescence, DNA repair, and cell survival. Because the KDMs evaluated in the study require Fe²⁺ for catalytic activity, reducing labile intracellular Fe²⁺ provides a potential upstream mechanism through which Telomir-Zn may influence disease-associated epigenetic programs.

In retinal degeneration, this may be particularly relevant because oxidative and mitochondrial stress can alter cellular programs governing inflammation, senescence, DNA repair, and survival. By changing the intracellular metal environment and inhibiting iron-dependent epigenetic enzymes, Telomir-Zn may help shift stressed cells toward a more protective epigenetic state.

The findings build upon Telomir-Zn’s previously published oncology research, where intracellular labile iron reduction and inhibition of iron-dependent KDMs were associated with epigenetic reprogramming and anti-tumor activity. In TNBC cells, iron-rescue experiments showed that adding iron back significantly reversed Telomir-Zn’s anti-cancer effect, directly linking iron availability to the compound’s activity.

Together, the published findings support an emerging biological framework in which Telomir-Zn modulates the intracellular metal environment to influence epigenetic machinery and downstream disease-associated cellular programs. The biological consequences may differ by disease—potentially disrupting pathways supporting tumor growth and survival in cancer while contributing to a more protective cellular environment under conditions of oxidative and mitochondrial stress in retinal degeneration.

This common metal-dependent epigenetic biology provides a potential explanation for why Telomir-Zn has demonstrated biological activity across substantially different preclinical disease settings, while the Company remains focused on advancing its clinical development program in oncology.

Management Commentary

“This study gives us an important new view of the relationship between intracellular metal balance, oxidative stress, epigenetic regulation and retinal degeneration,” said Dr. Itzchak Angel, Chief Scientific Advisor of Telomir. “Telomir-Zn significantly improved visual function, reduced retinal degeneration, and restored key retinal-layer thicknesses, supporting the potential relevance in a devastating disease such as AMD, beyond oncology.”

“Our clinical priority remains oncology, beginning with our FDA-cleared Phase 1/2 program in TNBC, but we believe the potential opportunity for Telomir-Zn could extend well beyond a single indication,” said Erez Aminov, CEO of Telomir. “As we build evidence across different disease models, we are seeing a common biology centered on intracellular metal homeostasis and epigenetic regulation. We believe this creates meaningful platform potential for Telomir-Zn across additional cancers and, over time, other diseases where this biology may play an important role.”

About Telomir Pharmaceuticals

Telomir Pharmaceuticals, Inc. (NASDAQ: TELO) is a clinical-stage biotechnology company developing small-molecule therapeutics targeting epigenetic and metabolic pathways implicated in cancer. The Company’s lead program, Telomir-Zn, is designed to modulate intracellular metal homeostasis and epigenetic regulation and has received Investigational New Drug clearance from the U.S. Food and Drug Administration for a Phase 1/2 clinical trial in patients with advanced or metastatic triple-negative breast cancer. For more information, please visit https://telomirpharma.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential,” “intend,” “seek,” “target” and other words of similar meaning, although not all forward-looking statements include these words.

Forward-looking statements may include, but are not limited to, statements regarding the therapeutic potential, mechanism of action, development plans, regulatory pathway, safety profile, clinical utility, market opportunity, and future development of Telomir-1 (Telomir-Zn) and the Company’s other product candidates. Forward-looking statements may also include statements regarding the significance of the published preclinical findings, the relevance of such findings to the Company’s oncology development programs, the advancement of the Company’s Phase 1/2 TNBC clinical trial, and the potential applicability of Telomir-Zn across multiple disease areas.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as management’s beliefs and assumptions, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to preclinical and clinical development, the ability to obtain regulatory approvals, the outcome of future studies, reliance on third parties, intellectual property protection, financing needs, market conditions, and the other risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”).

Forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise such statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at the SEC website and in the “Investors” section of our website, for a discussion of these and other risks and uncertainties.

Contact Information

Krystina Quintana

Email: info@telomirpharma.com

Phone: (786) 396-6723